Exhibit 3.21
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
WESTMORELAND RESOURCES, INC.
     WESTMORELAND RESOURCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that:
     l. The Board of Directors of the Company by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution approving and declaring advisable the following amendment, to the Certificate of Incorporation of said corporation:
RESOLVED, that it is hereby approved and declared to the Stockholders to be advisable to amend Article VII, section 7.1 of the Certificate of Incorporation of the Company to read in full as follows:
7.1 Unanimous Approval. None of the following actions shall be deemed the authorized act of the corporation unless the board of directors shall have approved or declared advisable the proposed action and such proposed action shall have been approved by the holders of all of the outstanding stock of the corporation:
               7.1.1 amendment of this section 7.l of the certificate of incorporation; and
               7.1.2 the voluntary liquidation, dissolution or winding up of the corporation.”
2. In lieu of a meeting and vote of stockholders of the Company, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
3. The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF. Westmoreland Resources, Inc. has caused this Certificate to be signed by D. W. Simpson. its President, and attested by Larry Mikkola, its Vice President — Finance and Secretary, this 1st day of October 1996.

WESTMORELAND RESOURCES, INC.

Attest:

By:	/s/ Larry Mikkola Larry Mikkola	By:	/s/ David W. Simpson David W. Simpson
	Vice President — Finance		President
And Secretary